SHAREHOL DER LETTER Q3 2022 UNLOCK THE SKIES SM

SUMMARY OF OPERATIONAL & FINANCIAL HIGHLIGHTS KEY Q3 AND RECENT ‘22 HIGHLIGHTS ● We recently completed our first wing-borne flight with our Maker demonstrator aircraft and are on-track to complete its first full transition flight in the coming weeks. ● In partnership with United Airlines, today we announced the industry’s first specific commercial eVTOL aircraft route in the US: between Newark Liberty International Airport and the Downtown Manhattan Heliport. ● We are excited to fully unveil our production aircraft, Midnight TM , at our upcoming Open House event. On November 16th, we will show a live audience the amazing progress we have been making, and on the 17th we will be making content from the event available to the public. ● We remain focused on completing our 2022 goals: completing Maker’s full transition flight, FAA acceptance of our Means of Compliance and selecting our manufacturing site. Q3 ’22 FINANCIAL HIGHLIGHTS Q3 2022 (GAAP) Q3 2022 (NON-GAAP) 1 TOTAL OPERATING EXPENSES $93.8M $61.1M NET LOSS $(91.0M) NA ADJUSTED EBITDA NA $(60.1M) CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS $600.6M NA 1 A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled “Reconciliation of selected GAAP results to non-GAAP results.” SHAREHOLDER LETTER Q3 2022 2

BUSINESS, TECHNOLOGY AND OPERATIONS Archer Shareholders, I am incredibly proud of the results our world-class team continues to achieve. As you may remember, Maker took flight for the first time in mid-December of last year. We recently completed Maker’s first wing-borne flight, just 11 months after its first hover flight, and it remains on track to complete its first full transition flight in the coming weeks. This achievement is one of our core milestones for 2022. Achieving these types of results is what will continue to propel us to commercialization. In this letter, I’ll update you on the progress Archer has made over the past few months to advance our technology, certification and commercialization efforts , as well as share with you our financial results for the third quarter of 2022 and estimates for the fourth quarter of 2022. This letter augments our earnings conference call, which we will be conducting at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today . You can access this conference call via a live webcast on our investor relations website at investors.archer.com or by dialing 844-200-6205 (domestic) or +1 929-526-1599 (international) and entering the access code 860726. We continue to focus on achieving the most efficient path to commercialization of our business. To that end, each quarter we track and communicate progress against the key milestones that we believe will enable us to achieve that goal. Those key milestones span four areas: the development and productization of Midnight , FAA certification of Midnight, building out our manufacturing capability at scale, and establishing airline operations to support our planned urban air mobility (UAM) network. Below is a summary of the major milestones that we are tracking. KEY MILESTONES Graphic Summary of our Business Roadmap In this shareholder letter, I will discuss the progress we have made since our last earnings call across those four areas. SHAREHOLDER LETTER Q3 2022 3

BUSINESS, TECHNOLOGY AND OPERATIONS

WE ARE ON TRACK TO COMPLETE MAKER'S FIRST FULL TRANSITION FLIGHT IN THE COMING WEEKS

As we've highlighted previously, we have been routinely flying Maker multiple times per week over the last several months as we execute on our detailed flight test plans. As of our last shareholder letter, we had completed two of the three required phases of Maker's flight testing program: hover and critical azimuth (crosswind capabilities) testing. Thanks to the successful completion of those two phases, over this past quarter we continued to push towards completion of our first full transition flight.

On November 2nd, we completed Maker's first wing-borne flight with the aircraft flying at speeds where the vast majority of lift required for flight was generated by the wing. As a reminder, Maker has twelve propellers attached to six booms on a fixed wing. All twelve propellers provide vertical lift during take-off and landing. The forward six propellers tilt forward and provide propulsion during forward flight, with the wing providing aerodynamic lift. Given Maker's configuration, "full transition" occurs when the aircraft "transitions" from lift generated by the propellers at low speeds to lift generated by the wing at higher speeds, and the tilt propellers are locked in the cruise position. We have made rapid progress on Maker's flight testing program and are on schedule to complete a full transition flight in a few weeks, just twelve months after its first hover flight.

Achieving this milestone will further validate the flight physics of our proprietary twelve-tilt-six configuration that we use on both Maker and Midnight, as well as a number of the key enabling technologies, such as the aircraft flight control system. The Maker flight test program has generated invaluable data that we have leveraged in the development and certification path of Midnight.

WE ANNOUNCED THE INDUSTRY'S FIRST SPECIFIC COMMERCIAL EVTOL AIRCRAFT ROUTE IN THE US: NEWARK LIBERTY INTERNATIONAL AIRPORT TO DOWNTOWN MANHATTAN



"We are thrilled that Archer and United Airlines have selected to launch their first route right here in our New York City," said Eric Adams, Mayor of New York City. "We want New York to be a place of bold innovation and outside the box thinking, and I encourage other companies to follow their lead."

In partnership with United Airlines, we announced plans to launch our first commercial urban air mobility (UAM) route between United's hub at Newark Liberty International Airport and the Downtown Manhattan Heliport, located just above Battery Park on Pier 6 in New York City. These locations have been confirmed as the first two takeoff and landing sites as part of our broader plan to launch a UAM network across the New York Metropolitan Area. The goal of this route is to demonstrate the capability of Archer's eVTOL aircraft to reduce the travel time for passengers between Manhattan and Newark Liberty International Airport in a safe, quick, quiet and cost effective manner.

This is the first specific commercial route that has been announced in the eVTOL industry. Newark Liberty International Airport is ideally located to serve Manhattan and its surrounding boroughs, as well as communities in New Jersey. We estimate that the journey from the Downtown Manhattan Heliport to

ARCHER

SHAREHOLDER LETTER Q3 2022 4

BUSINESS, TECHNOLOGY AND OPERATIONS Newark Liberty International Airport will take less than 10 minutes via our Midnight aircraft 2 . A similar journey by car can take an hour or more during rush hour traffic. We could not be more excited to bring to market in the New York Metropolitan Area a low noise, sustainable and safe alternative to cars and helicopters. We anticipate that our early launch routes will center around airport to city center transportation service, which we refer to as “trunk” routes. Once these primary trunk routes have been established, we will begin building-out “branch” routes to connect to surrounding communities. The first phase of this UAM network is targeted for launch in 2025. WE WILL UNVEIL MIDNIGHT, OUR PRODUCTION AIRCRAFT, AT OUR UPCOMING OPEN HOUSE EVENT Last quarter we announced Midnight, our pilot-plus-four-passenger eVTOL aircraft, which we are working to certify with the FAA and will use in our UAM network. In August, we completed Midnight’s preliminary design review covering all aspects of the aircraft’s specifications and manufacturing requirements, which enabled us to determine that the design is feasible for Type Certification and commercialization. Midnight is expected to have a payload of 1,000+ pounds, which enables our piloted-plus-four-passenger cabin configuration, and a charging turnaround time of approximately 10 minutes for our target routes 3 , supporting our planned UAM network operating model. On November 16th, we will unveil Midnight to a live audience, and on the 17th we will make content from the event available to the public. As part of that event, we will provide further details on the aircraft’s specifications and capabilities, including its proprietary electric powertrain system, as well as the company’s progress towards FAA certification. Attendees of the Open House will also have the opportunity to view a test flight of Maker. Partners participating in the event will include United Airlines, as well as Stellantis, a leading global automaker and mobility provider, whose brands include Jeep, Ram and Maserati and who has previously announced plans to invest more than tens of billion in their electrification efforts through 2025. Stellantis has been working with us since 2019, and is a key partner in our plans to achieve manufacturing at scale for the Midnight aircraft. Content from the event will be posted on Archer’s website and social media channels the day after the event. 3 Turnaround time is estimated based on the charge time needed after the aircraft completes a 20-mile flight. 2 Travel times are based on estimates. Actual times may vary based on time of day, traffic, weather and other factors. SHAREHOLDER LETTER Q3 2022 5

BUSINESS, TECHNOLOGY AND OPERATIONS

FAA CERTIFICATION: PARALLEL PROCESSING THE MEANS OF COMPLIANCE AND SUBJECT SPECIFIC CERTIFICATION PLANS

As we've previously discussed, a key element of our strategy has been to synchronize the design of our Midnight aircraft with our certification efforts. We believe this "design for certification" approach has allowed us to optimize our timeline to certification, because we understand the detailed technical certification requirements for our eVTOL aircraft early enough in the program so that Midnight is "designed" to be FAA compliant.



We recently hosted Congressman Panetta at our flight test facility to give him an update on our certification progress and an up close look at our eVTOL aircraft.

As we discussed last quarter, the FAA's change to certify eVTOL aircraft under its "special class" process in Part 21.17(b) has, for us, proven to be largely administrative. Since our last quarterly update, the FAA has added certain new requirements to our Certification Basis as a result of the change, including one change addressing the robustness of our aircraft to bird strikes and another change covering the safety features of our aircraft related to complete loss of propulsive power in flight. Both of these new regulatory requirements are already addressed in Midnight's design and thus we don't anticipate they will have any impact on Midnight's development or timeline for certification.

As a reminder of how the aircraft certification process works, the first step is agreeing to the G-1 Certification Basis, where the aircraft's Airworthiness Criteria are set. We have been told by the FAA that the Airworthiness Criteria from our amended Part 21.17(b) G-1 Certification Basis, will be published in the Federal Register in the coming weeks.

The second step is to agree on the Means of Compliance, which is the detailed list of design, analysis and testing standards that will be used to demonstrate that the aircraft is safe and complies with the Airworthiness Criteria. We submitted a comprehensive proposal for Midnight's Means of Compliance to the FAA back in December of 2021. We have made lots of progress discussing the Means of Compliance topics with the technical experts at the FAA over the past year.

Because of the shift to 21.17(b), the FAA decided to review all of the previously accepted Means of Compliance to ensure that they remain applicable to the updated G-1 Certification Basis. Once the revised G-1 Certification Basis has been issued by the FAA, which we expect to occur any day now, the FAA is able to formally accept the Means of Compliance that we've been discussing over the past year. We anticipate the acceptance of our Means of Compliance to also be largely administrative.

In parallel with efforts around our Means of Compliance, our team has been hard at work on our subject specific certification plans (SSCPs). SSCPs provide precise detail on the tests and analysis that will be completed during the implementation phase of the project, which will require that we demonstrate to the

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BUSINESS, TECHNOLOGY AND OPERATIONS FAA that Midnight meets all relevant FAA requirements necessary to receive Type Certification. We expect to have approximately 18 SSCPs, each of which we plan to submit to the FAA for review and acceptance over the coming months. We’ve already submitted one of our SSCPs to the FAA. Once the Means of Compliance have been accepted by the FAA, we will submit the remainder of them as they’ve already been drafted. Our goal is for the FAA to accept all of our SSCPs by the time of our next program development milestone for Midnight, the Critical Design Review, which is scheduled to occur during the first half of next year. MANUFACTURING OPERATIONS AND SUPPLY CHAIN BUILD-OUT We remain focused on developing the infrastructure necessary to manufacture Midnight reliably, at scale, and in a cost-effective manner. To that end and as part of our 2022 goals, we have selected a site for our volume manufacturing facility. We are finalizing the agreements with the state and local governments involved. We expect to make an announcement on this in the very near term. We continue to expand our portfolio of suppliers that will provide us with components for Midnight. We now have more than 64% 4 of our suppliers for Midnight’s bill-of-materials selected, including many global leaders in the design, development and manufacturing of aircraft components. As an example, we recently announced an agreement with Mecaer Aviation Group covering the design, development, qualification, and supply of the landing gear for Midnight. Mecaer’s extensive design expertise and its years of production experience across demanding programs makes it the perfect supplier for our landing gear systems, which will enable conventional and vertical takeoff and landing at a high utilization frequency and low maintenance cost. We are excited by the continued progress we’ve made in securing world-class suppliers for Midnight that will support our efforts to finalize the design and certification of the aircraft. 4 Calculated as a percentage of total bill of materials cost. SHAREHOLDER LETTER Q3 2022 7

FINANCIAL RESULTS & ESTIMATES

Q3 2022 FINANCIAL REVIEW

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation and non-cash warrant expenses and changes in fair value of warrants. We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED		
	SEPTEMBER 30, 2022	June 30, 2022	SEPTEMBER 30, 2021
TOTAL OPERATING EXPENSES	$ 93.8	$ 80.2	$ 176.3
NET LOSS	(91.0)	(71.7)	(176.7)
NON-GAAP TOTAL OPERATING EXPENSES(1)(3)	61.1	50.0	28.7
ADJUSTED EBITDA(2)(3)	(60.1)	(49.2)	(28.2)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	600.6	654.8	796.2

(1) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for stock-based compensation, FCA warrant expense, other warrant expenses, and one-time former co-CEO severance related expenses.

(2) Adjusted EBITDA is a financial measure adjusting net loss for stock-based compensation, FCA warrant expense, other warrant expenses, change in fair value of warrant liabilities and other warrant costs, depreciation and amortization expense, net interest income, accretion and amortization income of short-term investments, and one-time former co-CEO severance expense.

(3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "Reconciliation of selected GAAP results to non-GAAP results."

TOTAL OPERATING EXPENSES

Our third quarter total operating expenses represent investments required to achieve the key elements of our four-year business outlook. We invested in the flight testing of Maker and the effort to perform its first full transition flight, in the design, development, test and certification activities for our production aircraft, Midnight, and in the people and infrastructure required to operate a public company.

GAAP total operating expenses for the third quarter of 2022 were $93.8 million, which were sequentially higher than the second quarter of 2022 by $13.6 million, or 17.0%, primarily due to a $11.1 million increase in investment in people and materials for our key technology development programs, a $5.3 million increase in warrant expenses, primarily due to milestones achieved related to the United agreement amendment, partially offset by $3.4 million of one-time expenses in the second quarter of 2022. Year-over-year, total operating expenses for the third quarter of 2022 were lower than the third quarter of 2021 by $82.5 million, primarily due to a decrease of $76.6 million in stock-based compensation expense, a $38.3 million

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FINANCIAL RESULTS & ESTIMATES decrease in warrant expenses, offset by a $32.4 million increase in non-GAAP total operating expenses. The increase in our non-GAAP total operating expenses was driven by investments made in people, materials and engineering services to support our key development programs and testing for our Maker and Midnight aircraft, as well as investments in our infrastructure to support our needs as a public company, such as higher audit, tax, legal and insurance expenses. On a non-GAAP basis, excluding stock-based compensation, warrant expenses and other one-time expenses, our third quarter non-GAAP total operating expenses were $61.1 million, which increased $11.1 million sequentially over the second quarter of 2022, and $32.4 million year-over-year from the third quarter of 2021, as we continued our investment in people, materials and services for our key technology development programs and public company infrastructure. NET LOSS AND ADJUSTED EBITDA Our third quarter of 2022 net loss was $91.0 million, which increased sequentially by $19.3 million from $71.7 million in the second quarter of 2022, driven primarily by an increase in operating expenses and the change in the fair value of warrant liability, a noncash expense. Year-over-year, net loss for the third quarter of 2022 was lower than the third quarter of 2021 by $85.7 million, primarily due to a $76.6 million decrease in stock-based compensation expense, $38.3 million decrease in warrant expense, partially offset by $32.4 million increase in non-GAAP operating expenses. Adjusted EBITDA for the third quarter of 2022 was a loss of $60.1 million, which increased sequentially by $10.9 million from a loss of $49.2 million in the second quarter of 2022, and increased by $31.9 million year-over-year from an Adjusted EBITDA loss of $28.2 million in the third quarter of 2021, as we increased operating expenses due to the reasons mentioned above. NET CHANGE IN CASH We exited the quarter with $600.6 million in cash, cash equivalents and short-term investments, a reduction of $54.2 million from the second quarter of 2022, and a decrease of $195.6 million from the third quarter of 2021, primarily driven by our operating expenses incurred since then. In the third quarter of 2022, we invested $488.1 million of our unrestricted cash in short-term investments in line with our investment policy. Additionally, we have $2.9 million of restricted cash generally to support various letters of credit for commercial leases. The cash used in the quarter was primarily to fund operating expenses with minimal capital investment during the third quarter of 2022. Q4 2022 FINANCIAL ESTIMATES For the fourth quarter of 2022 estimates, we anticipate GAAP total operating expenses of $100 million to $110 million and non-GAAP total operating expenses of $70 million to $80 million. This reflects a total of $30 million expected stock-based compensation, warrant expense and other one-time expenses. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2022 will have a significant impact on our SHAREHOLDER LETTER Q3 2022 9

FINANCIAL RESULTS & ESTIMATES future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort. UPCOMING INVESTOR EVENTS JP Morgan Small Cap Conference South Beach, FL Monday, November 14, 2022 Archer Open House Event Palo Alto, CA Wednesday, November 16 to Thursday, November 17, 2022 Barclays Global Automotive and Mobility Tech Conference Virtual Wednesday, November 30, 2022 Credit Suisse 10th Annual Global Industrials Conference Palm Beach, FL Friday, December 2, 2022 In conclusion, we’ve made significant progress advancing our commercialization efforts in the third quarter, including the significant achievement of transitioning Maker. As we continue the push towards commercialization, the vast majority of our resources are focused on completing the development and certification of Midnight, building out our manufacturing and supply chain capabilities and hardening our go-to-market plans. We continue to believe we have the right product and the right team to bring this new industry to market. As always, we remain steadfast in our resolve to deliver on our mission of unlocking the skies so we can reimagine how we live and spend time. It’s an exciting time to be at Archer! ADAM GOLDSTEIN CEO SHAREHOLDER LETTER Q3 2022 10

FORWARD LOOKING STATEMENTS This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the fourth quarter of fiscal year 2022, our business strategy and plans, including the pace at which we intend to design, develop, certify, manufacture and commercialize our planned eVTOL aircraft, the anticipated timing of our amended G-1 Certification Basis , and the potential market opportunity for our eVTOL aircraft and planned UAM ecosystem. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on United Airlines for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that United Airlines cancels those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, war, including the ongoing conflict in Ukraine, natural disasters, outbreaks and pandemics, including the COVID-19 pandemic, on our business and the global economy; our need for and the availability of additional capital; cybersecurity risks; and risks and costs associated with our ongoing litigation with Wisk Aero LLC. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K relating for the year ended December 31, 2021, filed with the SEC on March 14, 2022, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 12, 2022, and our other SEC filings, which are available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov . All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements. SHAREHOLDER LETTER Q3 2022 11

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) SHAREHOLDER LETTER Q3 2022 12

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) . SHAREHOLDER LETTER Q3 2022 13

2022 FINANCIAL STATEMENTS ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions; unaudited) SHAREHOLDER LETTER Q3 2022 14

RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS

Q3 2022, Q2 2022 AND Q3 2021 GAAP TO NON-GAAP RECONCILIATION:

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, are set forth below.

RECONCILIATION OF OPERATING EXPENSES (In millions; unaudited)

	THREE MONTHS ENDED		
	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
TOTAL OPERATING EXPENSES	$ 93.8	$ 80.2	$ 176.3
Adjusted to exclude the following:			
FCA warrant expense (1)	(0.5)	(1.2)	(5.7)
Other warrant expense (2)	(6.0)	-	(39.1)
Stock-based compensation (3)	(26.2)	(25.6)	(102.8)
One-time Co-CEO severance expense (4)	-	(3.4)	-
NON-GAAP TOTAL OPERATING EXPENSES	$ 61.1	$ 50.0	$ 28.7

1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company.
2) Other warrant expenses associated with the United warrant agreement.
3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination.
4) One time severance related expenses for former co-CEO.

A reconciliation of net loss to Adjusted EBITDA for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA (In millions; unaudited)

	THREE MONTHS ENDED		
	SEPTEMBER 30, 2022	JUNE 30, 2022	SEPTEMBER 30, 2021
NET LOSS	$ (91.0)	$ (71.7)	$ (176.7)
Adjusted to exclude the following:			
Changes in fair value of warrant liability and other warrant costs (1)	0.1	(7.9)	0.2
FCA warrant expense (2)	0.5	1.2	5.7
Other warrant expense (3)	6.0	-	39.1
Depreciation and amortization expense	1.0	0.7	0.4
Stock-based compensation (4)	26.2	25.6	102.8
Interest (income) expense,net	(1.5)	(0.5)	0.3
Accretion and amortization income of short-term investments	(1.4)	-	-
One-time Co-CEO severance expense (5)	-	3.4	-
ADJUSTED EBITDA	$ (60.1)	$ (49.2)	$ (28.2)

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RECONCILIATION OF SELECTED GAAP RESULTS TO NON-GAAP RESULTS 1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs. 2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to FCA and FCA Italy in connection with certain services they are providing to the Company. 3) Other warrant expenses associated with the United warrant agreement. 4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination. 5) One time severance related expenses for former co-CEO. NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2022, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: STOCK-BASED COMPENSATION EXPENSE. We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. WARRANT EXPENSE AND GAINS OR LOSSES FROM REVALUATION OF WARRANTS. Expense from our common stock warrants issued to United Airlines, FCA US LLC (now known as Stellantis) and FCA Italy S.p.A. which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders. SHAREHOLDER LETTER Q3 2022 16